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    As filed with the Securities and Exchange Commission on January 13, 1994
                                                    Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                          Registration Statement Under
                           the Securities Act of 1933

                                 NS GROUP, INC.
- -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Kentucky                                  61-0985936
- -------------------------------------     -------------------------------------
  (State or Other Jurisdiction of                  (I.R.S. Employer
  Incorporation or Organization)                  Identification No.)

Ninth & Lowell Streets Newport Kentucky                              41072
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                NS GROUP, INC., 1993 INCENTIVE STOCK OPTION PLAN
- -------------------------------------------------------------------------------
                            (Full Title of the Plan)

         John R. Parker, Ninth & Lowell Streets Newport, Kentucky 41072
- -------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (606) 292-6809
- -------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
===============================================================================
    Title of                  Proposed Maximum  Proposed Maximum
   Securities       Amount        Offering          Aggregate       Amount of
     to be          to be          Price            Offering      Registration
   Registered     Registered    Per Share (1)       Price (1)        Fee (1)
- ----------------  ----------  ----------------  ----------------  -------------
Common Stock,     1,000,000        $7.38           $7,380,000         $2,545
par value $.01    Shares (2)
- -------------------------------------------------------------------------------
Preferred Stock   1,000,000         (3)                (3)              (3)
Purchase Rights
===============================================================================

(1) Computed pursuant to Rule 457(h) and (c) solely for the purpose of determining the registration fee on the basis of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 7, 1993.

(2) This Registration Statement also covers such additional shares of Common Stock and Rights as may be issuable pursuant to antidilution provisions.

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(3) Each share of Common Stock issued also represents one Preferred Stock
    Purchase Right. Preferred Stock Purchase Rights cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price, or necessitate an additional registration fee.






















































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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference into this Registration Statement:

    (1) The Company's annual report on Form 10-K for the fiscal year ended September 25, 1993.

    (2)  The Company's Current Report on Form 8-K dated October 6, 1993.

    (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated November 17, 1988, as amended, filed under the Securities Exchange Act of 1934, as amended (the "1934 Act") (which incorporates by reference the description contained in the Company's prospectus dated March 4, 1988).

    (4) The description of the Company's Preferred Stock Purchase Rights which is also contained in the Company's Registration Statement on Form 8-A dated November 17, 1988.

         All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement or data so superseded or modified shall not be deemed, except as so superseded or modified, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.








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Item 6.  Indemnification of Directors and Officers.

         The following is a summary of Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act ("KBCA").

         Subject to restrictions contained in the statute or in the corporation's articles of incorporation, a corporation may indemnify any person made a party to a proceeding because he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. A director who has been wholly successful on the merits or otherwise in the defense of any proceeding to which he was a party because he is or was a director shall be indemnified against reasonable expenses (including attorneys' fees incurred by him in connection therewith). No indemnification may be paid pursuant to the statute (i) to a director adjudged liable to the corporation in a shareholder derivative suit or (ii) to a director adjudged to have received an improper personal benefit. The corporation shall indemnify any officer, and may indemnify any employee or agent, who is wholly successful on the merits or otherwise to the same extent as a director. The statute otherwise authorizes indemnification upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding; if such a quorum cannot be obtained, by a majority vote of a committee of the board, consisting solely of two or more directors who are not parties to the proceeding; by special legal counsel selected by the board or a committee thereof; or by the shareholders (excluding the vote of shares owned by any director who is a party to the proceeding). A court may also order the indemnification of an officer upon application by the officer and finding by court of eligibility. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the person to be indemnified of his good faith belief that he has met the applicable standard of conduct required and a written undertaking by or on behalf of the person to repay such amount if it is ultimately determined that he did not meet the standard of conduct required. No advancement of expenses may be made if it is ultimately determined that the facts then known to those making the determination would not preclude indemnification. The indemnification and advancement of expenses provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. As defined by the statute, a corporation includes any predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction, and anyone seeking indemnification by virtue of acting in some capacity with a predecessor entity would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

         The bylaws of the Company contain provisions indemnifying its directors and officers to the fullest extent permitted by the KBCA. The bylaws also provide for indemnification of employees serving as employee benefit plan fiduciaries at the request of the Company. As authorized by the bylaws, the


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Company maintains directors' and officers' insurance insuring directors and officers against liability they may incur in their capacities as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, provided that this will not apply if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided that this will not apply if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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    (c)  Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










































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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in multiple counterparts with the effect of one original, in the City of Newport, Commonwealth of Kentucky on January 13, 1994.

                              NS GROUP, INC.

                              By   /S/ JOHN R. PARKER
                                   --------------------------------------------
                                   John R. Parker
                                   Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Clifford R. Borland, Ronald R. Noel and John R. Parker, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                         Title                    Date
- ----------------------------  ----------------------------  -------------------

/S/ CLIFFORD R. BORLAND       President, Chief                January 13, 1994
- ----------------------------  Executive Officer and
Clifford R. Borland           Director

/S/ JOHN R. PARKER            Vice President and              January 13, 1994
- ----------------------------  Treasurer, Principal Financing
John R. Parker                Officer

/S/ RONALD R. NOEL            Director                        January 13, 1994
- ----------------------------
Ronald R. Noel





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/S/ R. GLEN MAYFIELD          Director                        January 13, 1994
- ----------------------------
R. Glen Mayfield

/S/ JOHN B. LALLY             Director                        January 13, 1994
- ----------------------------
John B. Lally

/S/ PATRICK J. B. DONNELLY    Director                        January 13, 1994
- ----------------------------
Patrick J. B. Donnelly

/S/ THOMAS J. DEPENBROCK      Corporate Controller            January 13, 1994
- ----------------------------
Thomas J. Depenbrock










































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                                  EXHIBIT INDEX

Exhibit
Number                                   Description
- -------   ---------------------------------------------------------------------

4(a) NS Group, Inc. 1993 Incentive Stock Option Plan, filed as Exhibit 1 to the Registrant's Proxy Statement for its annual meeting of shareholders held on February 18, 1993 and incorporated herein by this reference.

4(b) Amended and Restated Articles of Incorporation of NS Group, Inc. dated February 23, 1989, filed as Exhibit 3(a) to Registrant's Form 10-K for the fiscal year ended September 30, 1989, File No. 1-9838, and incorporated herein by this reference.

4(c)      Bylaws of NS Group, Inc., amended as of November 14, 1991, filed as exhibit 3(b) to Registrant's Form 10-K for the fiscal year ended September 28, 1991, File No. 1-9838, and incorporated herein by this reference.

4(d) Form of Rights Agreement between NS Group Inc., and Pittsburg National Bank, as Rights Agent filed as Exhibit 1 to Registrants Form 8-A dated November 17, 1988 File No. 1-9838, and incorporated herein by this reference.

5         Opinion of Bryan Cave.

23(a)     Consent of Bryan Cave (incorporated in Exhibit 5).

23(b)     Consent of Arthur Andersen & Co.

24        Power of Attorney (included on signature page).






















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